STOCKHOLDERS' AGREEMENT

          This Stockholders' Agreement (the "AGREEMENT") is dated as of October 16, 2002, by and between AIR METHODS CORPORATION, a Delaware corporation (the "COMPANY"), on the one hand, and PRUDENTIAL CAPITAL PARTNERS, L.P., a Delaware limited partnership ("PCP"), and PRUDENTIAL CAPITAL PARTNERS MANAGEMENT FUND, L.P., a Delaware limited partnership ("PCPMF"), on the other hand.

                                    RECITALS

          A. This Agreement is entered into in connection with the Securities Purchase Agreement, dated as of October 16, 2002 (the "PURCHASE AGREEMENT"), by and between the Company, Mercy Air Service, Inc, a California corporation, ARCH Air Medical Service, Inc., a Missouri corporation, and Rocky Mountain Holdings, L.L.C., a Delaware limited liability company, on the one hand, and PCP and PCPMF, on the other hand, which provides for the sale by the Company to PCP and PCPMF of (i) $23,000,000 aggregate principal amount of the Company's 12.00% Senior Subordinated Notes Due 2007 (the "NOTES") and (ii) Common Stock Purchase Warrants (the "WARRANTS") exercisable for the Company's common stock, par value $0.06 per share (the "COMMON STOCK").

          B. In order to induce PCP and PCPMF to enter into the Purchase Agreement, the Company has agreed to provide the registration and other rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to PCP's and PCPMF's obligation to purchase the Notes and Warrants under the Purchase Agreement.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

1.   DEFINITIONS.

          Certain capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement, and for purposes of this Agreement, the following terms shall have the following respective meanings:

          "AGREEMENT": See the introductory paragraph hereto.

          "BUSINESS DAY": Any day that is not a Saturday, Sunday or a day on which banking institutions in New York are authorized or required by law to be closed.

          "CLOSING DATE": October 16, 2002.

          "COMMON STOCK": See Recital A hereto.

          "COMPANY": See the introductory paragraph hereto.

          "DAMAGES PAYMENT DATE": See Section 3(c) hereof.

          "EFFECTIVENESS DATE": The 90th day after the earlier of the date the Registration Statement is filed and the Filing Date.

          "EFFECTIVENESS PERIOD": See Section 2(a) hereof.

          "EXCHANGE ACT": The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "EXCLUDED SECURITIES": See Section 10 hereto.

          "FILING DATE": The 75th day after the Closing Date.

          "HOLDER": Any Person owning of record Registrable Securities. For the purpose of determining the Holders (by number of shares) of Registrable Securities on any date, the unexercised portion of the Warrants shall be deemed to have been exercised as of such date to acquire the number of shares of Common Stock covered thereby.

          "INDEMNIFIED HOLDER": See Section 6 hereof.

          "INDEMNIFIED PERSON": See Section 6 hereof.

          "INDEMNIFYING PERSON": See Section 6 hereof.

          "INSPECTORS": See Section 11 hereof.

          "LIQUIDATED DAMAGES": See Section 3(a) hereof.

          "NASD": See Section 4(o) hereof.

          "NOTES": See Recital A hereto.

          "OFFER": See Section 10 hereto.

          "PERSON": An individual, partnership, corporation, limited liability company, unincorporated association, trust or joint venture, or a governmental agency or political subdivision thereof.

          "PROSPECTUS": Any prospectus included in the Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to any of the foregoing, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in any of the foregoing.

          "PURCHASE AGREEMENT": See Recital A hereto.

          "QIU": See Section 4(o) hereof.

          "RECORDS": See Section 11 hereof.

          "REGISTRABLE SECURITIES": (i) any shares of Common Stock or other securities issued or issuable upon exercise of the Warrants; and (ii) any securities issued or issuable with respect to the Common Stock or other securities referred to in the foregoing clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities may be distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act without volume limitations, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.

          "REGISTRATION DEFAULT": See Section 3(a) hereof.

          "REGISTRATION STATEMENT": The registration statement of the Company filed with the SEC pursuant to the provisions of this Agreement (including the Prospectus), amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "RULE 144": Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

          "RULE 144A": Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

          "RULE 415": Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          "SEC": The Securities and Exchange Commission.

          "SECURITIES ACT": The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "SHELF REGISTRATION": See Section 2(a) hereof.

          "SHELF REGISTRATION STATEMENT": See Section 2(a) hereof.

          "UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING": A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

          "WARRANTS": See Recital A hereto.

          "WARRANT HOLDER": See Section 10 hereof.

2.   SHELF REGISTRATION.

          (a) SHELF REGISTRATION. The Company shall, as promptly as practicable and in any event on or prior to the Filing Date, prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "SHELF REGISTRATION"). The Shelf Registration shall be on Form S-1, with re-filing on Form S-3 at such time as the Company becomes eligible for use of that form (provided that the Form S-1 shall remain effective until the effectiveness of the From S-3), or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). Except for up to 100,000 shares subject to exercise under warrants issued to RCG Capital Management Group, Inc., the Company shall not permit any securities other than the Registrable Securities to be included in the Shelf Registration. As used herein the term "SHELF REGISTRATION STATEMENT") means any Registration Statement filed in connection with the Shelf Registration.

          The Company shall use its best efforts to cause the Shelf Registration to be declared effective under the Securities Act as promptly as practicable and in any event on or prior to the Effectiveness Date and to keep the Shelf Registration continuously effective under the Securities Act until such time as all Registrable Securities can be sold under Rule 144 under the Securities Act without volume limitations (as it may be shortened pursuant to clause (i) or clause (ii) immediately following, the "EFFECTIVENESS PERIOD"), or such shorter period ending when (i) all the Registrable Securities covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration or (ii) the date on which all the Registrable Securities (x) held by Persons who are not affiliates of the Company may be resold pursuant to Rule 144(k) under the Securities Act or (y) cease to be outstanding or

(iii) the date on which all of the securities described in the first sentence of the definition of "Registrable Securities" shall have ceased to be "Registrable Securities" pursuant to the second sentence of such definition.

          (b) SUPPLEMENTS AND AMENDMENTS. The Company shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for the Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority (by number of shares) of the Registrable Securities covered by the Registration Statement or by any underwriter of such Registrable Securities.

3.   LIQUIDATED DAMAGES.

          (a) The parties hereto agree that the Holders will suffer damages if the Company fails to fulfill its obligations under Section 2 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay liquidated damages on the Registrable Securities ("LIQUIDATED DAMAGES") under the circumstances and to the extent set forth below (each of which shall be given independent effect; each a "REGISTRATION DEFAULT"):

          (i) if the Shelf Registration is not filed on or prior to the Filing Date, then commencing on the day after the Filing Date, Liquidated Damages shall accrue (with the aggregate amount of such Liquidated Damages to be calculated, and such amount to be ratably paid to the Holders, as set forth in the last sentence of Section 3(c)) at a rate of 0.25% per annum for the first 30 days immediately following the Filing Date, such Liquidated Damages increasing by an additional 0.25% per annum at the beginning of each subsequent 30-day period;

          (ii) if the Initial Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date, then commencing on the day after the Effectiveness Date, Liquidated Damages shall accrue (with the aggregate amount of such Liquidated Damages to be calculated, and such amount to be ratably paid to the Holders, as set forth in the last sentence of Section 3(c)) at a rate of 0.25% per annum for the first 30 days immediately following the day after such Effectiveness Date, such Liquidated Damages increasing by an additional 0.25% per annum at the beginning of each subsequent 30-day period; and

          (iii) if the Shelf Registration has been declared effective and ceases to be effective at any time during the Effectiveness Period (other than as permitted under Section 3(b) hereof), Liquidated Damages shall accrue (with the aggregate amount of such Liquidated Damages to be calculated, and such amount to be ratably paid to the Holders, as set forth in the last sentence of Section 3(c)) at a rate of 0.25% per annum for the first 30 days commencing on the day the Shelf Registration ceases to be effective, such Liquidated Damages increasing by an additional 0.25% per annum at the beginning of each such subsequent 30-day period;

provided, however, that at no time shall the aggregate rate of Liquidated Damages accruing exceed in the aggregate 2.00% per annum; provided, further, however, that (1) upon the filing of the Initial Shelf Registration as required hereunder (in the case of clause (a)(i) of this Section 3), (2) upon the effectiveness of the Shelf Registration as required hereunder (in the case of clause (a)(ii) of this Section 3) or (3) upon the effectiveness of the Shelf Registration which had ceased to remain effective, or a subsequent Shelf Registration, as applicable (in the case of clause (a)(iii) of this Section 3), Liquidated Damages on the Registrable Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

          (b) Notwithstanding paragraph (a) of this Section 3, the Company shall be permitted to suspend the effectiveness of the Prospectus for a period not to exceed 30 days in any 90-day period, and not to exceed an aggregate of 60 days in any 360-day period, if (i) the Prospectus contained in the Shelf Registration Statement would, in the Company's good faith judgment, contain a material misstatement or omission as a result of a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Company's ability to consummate such transaction.

          (c) The Company shall notify the Holders within two Business Days after each and every date on which an event occurs in respect of which Liquidated Damages are required to be paid. Any accrued and unpaid amounts of Liquidated Damages pursuant to (a)(i), (a)(ii) or (a)(iii) of this Section 3 will be payable in cash quarterly on each of January 16, April 16, July 16 and October 16 (each a "DAMAGES PAYMENT DATE"), commencing with the first such date occurring after any such Liquidated Damages begin to accrue. The aggregate amount of Liquidated Damages will be determined by multiplying the applicable rate of Liquidated Damages by $23,000,000, multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360, and such aggregate amount shall be allocated to each Holder ratably based on the Registrable Securities (by number of shares) held by such Holder at the time any such Liquidated Damages begin to accrue divided by the Registrable Securities (by number of shares) held by all Holders at such time.

4.   REGISTRATION PROCEDURES.

          In connection with the filing of the Registration Statement pursuant to Section 2 hereof, the Company shall effect such registration to permit the resale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with the Registration Statement filed by the Company hereunder the Company shall:

          (a) Prepare and file with the SEC prior to the Filing Date, a Registration Statement as prescribed by Section 2 hereof, and use its best efforts to cause such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing the Registration Statement or Prospectus (including any amendments or supplements thereto), the Company shall furnish to and afford the Holders that have provided the information required by the second full paragraph of
     Section 4, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents proposed to be filed (in each case, where possible, at least five Business Days prior to such filing, or such date as is reasonable under the circumstances). The Company shall not file any Registration Statement or Prospectus (including any amendments or supplements thereto) if the Holders of a majority (by number of shares) of the Registrable Securities that have provided the information required by the second full paragraph of Section 4, their counsel or the managing underwriters, if any, shall reasonably object.

          (b) Prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration as may be necessary to keep the Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

          (c) Notify the selling Holders, their counsel and the managing underwriters, if any, promptly (but in any event within two Business Days) and, if requested by such persons, confirm such notice in writing, (i) when a Prospectus (including any prospectus supplement or post-effective amendment) has been filed, and, with respect to the Registration Statement (including any post-effective amendment), when the same has become effective under the Securities Act, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate.

          (d) Use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus and, if any such order is issued, to use its best efforts to obtain the withdrawal of any such order at the earliest possible time.

          (e) In the event of an underwritten offering pursuant to the terms of this Agreement, if requested by the managing underwriter or underwriters, if any, or the Holders of a majority (by number of shares) of the Registrable Securities being sold in connection with such underwritten offering (i) promptly incorporate in a prospectus supplement or, if required, a post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders or counsel for any of them reasonably determine is necessary to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment and (iii) supplement or make amendments to such Registration Statement.

          (f) Furnish to each selling Holder, its counsel and each managing underwriter, if any, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

          (g) Deliver to each selling Holder, its counsel and the underwriters, if any, at the sole expense of the Company, as many copies of the Prospectus (including each form of preliminary prospectus and each amendment or supplement thereto and any documents incorporated by reference therein) as such Persons may reasonably request; and the Company hereby consents to the use of the Prospectus (including each amendment or supplement thereto) by each of the selling Holders and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by the Prospectus (including any amendment or supplement thereto).

          (h) Prior to any public offering of Registrable Securities, to use its best efforts to register or qualify, to the extent required by applicable law, and to cooperate with the selling Holders, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities or offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, or the managing underwriter or underwriters, if any, reasonably request; provided, however, that where Registrable Securities are offered other than through an underwritten offering, the Company agrees to cause the Company's counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 4(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (i) Cooperate with the selling Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing shares of Registrable Securities to be sold, which certificates, when such Registrable Securities are sold pursuant to the Shelf Registration Statement, shall not bear any restrictive legends (unless sold to affiliates of the Company); and enable such shares of Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

          (j) Use its best efforts to cause the Registrable Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

          (k) Upon the occurrence of any event contemplated by Section 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof, as promptly as practicable (except during any suspension of the effectiveness of the Prospectus pursuant to
     Section 3(b) hereof, in which case full compliance shall be effected not later than the Business Day immediately following the last day of any such suspension period) prepare and (subject to Section 4(a) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (l) (i) In connection with any underwritten offering of Registrable Securities pursuant to the Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of securities similar to the Registrable Securities and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus (including all documents, if any, incorporated or deemed to be incorporated by reference therein), in each case, as are customarily made by issuers to underwriters in underwritten offerings of securities similar to the Registrable Securities and confirm the same in writing if and when requested. The Holders of Registrable Securities to be distributed through such underwriting may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such Holders. Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities, such Holder's intended method of distribution, information requested by such Holder in writing to be included in the registration statement, and any other representation required by law. No such Holder shall be required to indemnify the underwriters or any other Person for any breach by the Company of its representations, warranties or agreements.

               (ii) Furnish, at the request of any Holder, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration, if such Registrable Securities are being sold through underwriters, (A) a signed counterpart of an opinion, dated such date, of counsel representing the Company for the purposes of such registration, in form, scope and substance reasonably satisfactory to such Holder, addressed to the underwriters and to such Holder and (B) a letter, dated such date, signed by the independent certified public accountants of the Company, in form, scope and substance reasonably satisfactory to such Holder, addressed to the underwriters and to such Holder, covering substantially the same matters with respect to the Registration Statement (and the Prospectus included therein) and, in the case of the independent certified public accountants' letter, with respect to events subsequent to the date of the applicable financial statements, as are customarily covered in opinions of issuers' counsel and in independent certified public accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the independent certified public accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such Holder (or the underwriters) may reasonably request.

               (iii) If such Registrable Securities are not being sold through underwriters, furnish at the request of any Holder (A) within 25 days after such request, a signed counterpart of an opinion, dated such date, of counsel representing the Company for the purposes of such registration, in form, scope and substance reasonably satisfactory to such Holder, and addressed to such Holder, covering substantially the same matters with respect to the Registration Statement (and the Prospectus included therein) as are customarily covered in opinions of issuers' counsel delivered to the underwriters in underwritten public offerings of securities and such other legal matters as such Holder may reasonably request; provided that the Company shall be required to deliver no more than two such opinions, and
     (B) on the date that the registration statement with respect to such Registrable Securities becomes effective, a letter signed by the independent certified public accountants of the Company, in form, scope and substance reasonably satisfactory to such Holder, addressed to such Holder, covering substantially the same matters with respect to the Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of the applicable financial statements, as are customarily covered in independent certified public accountants' letters delivered to underwriters in underwritten public offerings of securities, and such other financial matters as such Holder may reasonably request. Notwithstanding the foregoing, the Company may satisfy its obligation under clause (B) of the immediately preceding sentence by making representations and warranties in form, scope and substance satisfactory to such Holder.

          (m) Provide (i) the Holders and their counsel, (ii) the underwriters (which term, for purposes of this Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities
     Act), if any, thereof, (iii) the sales or placement agent, if any, thereof and (iv) one counsel for such underwriters or agents, reasonable opportunity to participate in the preparation of such Registration Statement, the Prospectus included therein or filed with the SEC, and each amendment or supplement thereto.

          (n) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders "earning statements" satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of each first fiscal quarter of the Company after the effective date of the Registration Statement during which Registrable Securities are sold pursuant to the Registration Statement, which statements shall cover said 12-month periods.

          (o) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"), including, if the Conduct Rules of the NASD or any successor thereto as amended from time to time so require, engaging a "qualified independent underwriter" ("QIU") as contemplated therein and making Records available to such QIU as though it were a participating underwriter for the purposes of Section 11 and otherwise applying the provisions of this Agreement to such QIU (including indemnification) as though it were a participating underwriter.

          (p) Cause the Registrable Securities covered by the Registration Statement to be listed at all times on each securities exchange or automated quotation system on which similar securities issued by the Company are listed.

          (q) Use its best efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities.

          The Company may condition its obligations hereunder on the receipt from each seller of Registrable Securities as to which registration is being effected of such information regarding such seller and the distribution of such Registrable Securities as shall be required to effect the registration of such seller's Registrable Securities. Each seller as to which the Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed so that the information previously furnished to the Company by such seller is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

          Each Holder agrees by acquisition of such Registrable Securities that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by the Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

5.   REGISTRATION EXPENSES.

          All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 4(h) hereof)), (ii) printing expenses (including, without limitation, expenses of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority (in number of shares) of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone or delivery expenses, (iv) fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the sellers of Registrable Securities (selected by the Holders (by number of shares) of a majority of Registrable Securities being sold), (v) fees and disbursements of all independent certified public accountants referred to in Section 4(l)(ii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance covering officers and directors of the Company, if the Company desires such insurance, (vii) fees and expenses of all other Persons retained by the Company, (viii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing or quoting of the securities to be registered on any securities exchange or automated quotation system and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements and any other documents necessary in order to comply with this Agreement.

Notwithstanding anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and brokerage commissions with respect to any Registrable Securities sold by it.

6.   INDEMNIFICATION.

          The Company agrees to indemnify and hold harmless (i) each Holder,
(ii) each Person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of the Holders (including predecessor Holders) or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "INDEMNIFIED HOLDER"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus (including any amendment or supplement thereto or any related preliminary prospectus), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Holder furnished to the Company in writing by such Holder expressly for use in therein; provided, however, that the Company shall not be liable to any Indemnified Holder under the indemnity agreement of this paragraph with respect to any preliminary prospectus to the extent that any such loss, claim, damage, liability, judgment or expense of such Indemnified Holder results from the fact that such Indemnified Holder sold Registrable Securities under a Registration Statement to a Person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (or of the preliminary prospectus as then amended or supplemented if the Company shall have furnished such Indemnified Holder with such amendment or supplement thereto on a timely basis), in any case where such delivery is required by applicable law and the loss, claim, damage, liability or expense of such Indemnified Holder results from an untrue statement or omission of a material fact contained in the preliminary prospectus which was corrected in the Prospectus (including the preliminary prospectus as then amended or supplemented if the Company shall have furnished such Indemnified Holder with such amendment or supplement thereto, as the case may be, on a timely basis). The Company shall notify each Indemnified Holder promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or such Indemnified Holder.

          Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers and each Person who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from the Company to each Holder, but only with reference to such losses, claims, damages or liabilities which are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to a Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement or Prospectus (including any amendment or supplement thereto or any related preliminary prospectus).

          If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "INDEMNIFIED PERSON") shall promptly notify the Person or Persons against whom such indemnity may be sought (each an "INDEMNIFYING PERSON") in writing, and such Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) such Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) such Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to such Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include an Indemnifying Person and an Indemnified Person and the Indemnified Person reasonably concludes that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them. It is understood that an Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Indemnified Holders shall be designated in writing by the Holders of a majority (by number of shares) of the Registrable Securities, and any such separate firm for the Company, its directors, officers and such control Persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, such Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

          If the indemnification provided for in the first and second paragraphs of this Section 6 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person on the one hand, and the Indemnified Person on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          Each party hereto agrees that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro-rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall any Holder be required to contribute or indemnify for any amount in excess of the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the Shelf Registration Statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          If the Company and any Holders enter into an underwriting agreement that contains indemnification provisions inconsistent with this Section 6, the terms of this Section 6 will supersede such terms of the underwriting agreement.

          The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

          The indemnity and contribution agreements contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder or by or on behalf of the Company, its officers or directors or any other Person controlling any of the Company and (iii) acceptance of and payment for any of the Registrable Securities.

7.   RULES 144 AND 144A.

          The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, for so long as any Registrable Securities remain outstanding, if at any time the Company is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Registrable Securities, make available such information as is necessary to permit sales pursuant to Rule 144A under the Securities Act. The Company further covenants that, for so long as any Registrable Securities remain outstanding, it will use its best efforts to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) or Rule 144A under the Securities Act, as such rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

8.   UNDERWRITTEN REGISTRATIONS.

          If any of the Registrable Securities covered by the Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority (by number of shares) of the Registrable Securities to be included in such offering and will be reasonably acceptable to the Company.

          No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.   BOARD OBSERVATION RIGHTS AND OTHER INFORMATION.

          PCP shall have the right (i) to attend (or have its affiliated designee attend) all meetings of the board of directors of the Company as a non-voting observer, (ii) receive all distributions of materials and notices given to members of the Company's board of directors and (iii) receive all distributions of materials and notices given to stockholders of the Company; provided, however, that such right will terminate when PCP and PCPMF collectively fail to hold at least 5% of the number of shares of Common Stock (which shall be deemed to include all shares of Common Stock for which any unexercised portion of a Warrant is exercisable) that they collectively held immediately after the Closing Date.

          All expenses and disbursements incurred or made by PCP related to the exercise of its rights under this Section 9 shall be reimbursed by the Company promptly after demand by PCP.

10.  PREEMPTIVE RIGHTS.

          If the Company offers to issue (an "OFFER") to any Person other than a Holder of a Warrant any additional equity securities (including options, warrants or similar securities) other than Excluded Securities, it shall give each Holder of a Warrant with respect to which a portion thereof remains unexercised (a "WARRANT HOLDER") the right to purchase, on the same terms and conditions as such securities are being offered for sale to such Person, a portion of such securities sufficient to maintain such Holder's percentage ownership in the Company represented by such unexercised Warrant. The Company shall provide written notice to each Warrant Holder of any Offer, which notice shall contain the terms and conditions of the Offer. Each Warrant Holder shall have a period equal to the greater of (i) 15 Business Days from the date such Warrant Holder receives such notice from the Company and (ii) the period of time that such Person will be permitted to accept the Offer, to exercise its right to purchase such securities under this Section 10. A Warrant Holder shall exercise its right by providing written notice to the Company of its intent to purchase and the number of securities which it intends to purchase. Thereafter, such Warrant Holder shall have a period equal to the greater of (i) 10 days from the date such Warrant Holder gives such notice and (ii) the period of time that such Person is required to purchase and pay for securities pursuant to the Offer, to purchase and pay for such securities pursuant to this Section 10. If a Warrant Holder exercises its right to purchase securities pursuant to this Section 10, its obligation to purchase such securities shall be subject to the consummation of the transaction that gave rise to the notice received by such Warrant Holder from the Company.

     "EXCLUDED SECURITIES" shall mean (i) issuances of up to 150,000 shares of Common Stock upon exercise of warrants of the Company outstanding as of the date hereof, (ii) issuances of equity securities to officers, directors or employees of, or consultants to, the Company as compensation for services, directly or pursuant to a stock option plan or an employee stock purchase plan approved by the Company's board of directors, (iii) issuances of Common Stock or equity-equivalent securities in an offering to the public pursuant to a registration statement filed under the Securities Act, (iv) issuances of Common Stock or equity-equivalent securities as a dividend or distribution to stockholders of the Company generally or (v) issuances of Common Stock or equity-equivalent securities in connection with joint ventures or acquisitions, whether by merger, consolidation, purchase of assets, exchange of stock, reorganization, or otherwise.

11.   INFORMATION COVENANTS.

          Until each of PCP and PCPMF has sold or otherwise disposed of its Warrant and Warrant Shares, the Company shall:

          (a) Make available for inspection by a representative designated by such Person, any underwriter participating in any disposition of such Person's Registrable Securities, or any attorney, accountant or other agent retained by any such Person or underwriter (collectively, the "INSPECTORS"), at the offices where normally kept, during reasonable business hours upon reasonable notice, all financial and other records, pertinent corporate documents and instruments and agreements of the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably requested by such Inspectors, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection therewith and to meet with the Inspectors; and

          (b) Deliver to such Person the financial statements as required pursuant to paragraphs 6A(i), (ii), (iii), (iv) and (v) of the Purchase Agreement as in effect on the date hereof, which paragraphs are incorporated herein by reference, except that the obligations of the Company shall be in favor of PCP and PCPMF.

12.  MISCELLANEOUS.

          (a) NO INCONSISTENT AGREEMENTS The Company has not, as of the date hereof, and the Company shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not entered and will not enter into any agreement with respect to any of its securities that will grant to any Person piggyback registration rights with respect to a Registration Statement.

          (b) ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES The Company shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders to include Registrable Securities held by them in a registration undertaken pursuant to this Agreement.

          (c) AMENDMENTS AND WAIVERS The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Company and the Holders of not less than a majority (by number of shares) of the Registrable Securities then outstanding; provided, however, that
(i) Section 6 and this Section 12(c) may not be amended, modified or supplemented without the prior written consent of the Company and each Holder (including, in the case of an amendment, modification or supplement of Section 6 that would be given retroactive effect, any Person that was a Holder of Registrable Securities disposed of pursuant to any Registration Statement and whose rights under Section 6 would be affected by such amendment, modification or supplement) and (ii) Section 9 may not be amended, modified or supplemented without the prior written consent of PCP. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by Holders of at least a majority (by number of shares) of the Registrable Securities being sold by such Holders pursuant to the Registration Statement.

          (d) NOTICES All notices, requests, consents and other communications provided for or permitted hereunder shall be deemed to be sufficient if contained in a written instrument and delivered by facsimile transmitted to such party at the facsimile number set forth below (or such other facsimile number as may hereafter be designated by the recipient to the sender), by nationally-recognized overnight courier or first class registered or certified mail, postage prepaid, in each case addressed to such party at the address set forth below (or such other address as may hereafter be designated by the addressee to the addressor):

          (1)  if to PCP or PCPMF:
               c/o Prudential Capital Group
               Four Embarcadero, Suite 2700
               San Francisco, CA 94111
               Attention:  Managing Director
               Facsimile:  (415) 421-6233

          with copies to:

               Cooley Godward LLP
               One Maritime Plaza, 20th Floor
               San Francisco, California 94111
               Facsimile:  (415) 951-3699
               Attention:  Bradley C. Crawford, Esq.

          (2)  if to the Company:
               Air Methods Corporation
               7301 South Peoria
               Englewood, Colorado 80112
               Facsimile: (303) 790-4780
               Attention: Chief Financial Officer

          with copies to:

               Davis Graham & Stubbs LLP
               1550 Seventeenth Street, Suite 500
               Denver, Colorado 80202
               Facsimile: (303) 893-1379
               Attention: Lester Woodward, Esq.

          (3) if to any other Holder, addressed to such other Holder at such address as such other Holder shall have specified to the Company in writing from time to time or, if any such other Holder shall not have so specified an address to the Company, then addressed to such other Holder in care of the last holder of such Security which shall have so specified an address to the Company.

          All such notices, requests, consents and other communications shall be deemed to have been duly given: when delivered, if delivered in person; three Business Days after being deposited in the mail, postage prepaid, if sent by first class registered or certified mail; one Business Day after being timely delivered to a nationally-recognized overnight courier; and when receipt of complete transmission is received by the addressee, if sent by facsimile.

          (e) SUCCESSORS AND ASSIGNS Except for rights specific to PCP and PCPMF, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including the Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and except to the extent such successor or assign holds Registrable Securities.

          (f) COUNTERPARTS This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) HEADINGS The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (H) GOVERNING LAW THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS

MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS SITTING IN MANHATTAN, NEW YORK CITY, THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          (i) SEVERABILITY If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (j) SECURITIES HELD BY THE COMPANY OR ITS AFFILIATES Whenever the consent or approval of Holders of a specified percentage of the Registrable Securities (by number of shares) is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (k) THIRD PARTY BENEFICIARIES Holders are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

          (l) ENTIRE AGREEMENT This Agreement, together with the Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement), is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between PCP and PCPMF, on the one hand, and the Company, on the other hand, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                          [signature page(s) to follow]

                             AIR METHODS CORPORATION

                             By:  /s/  George Belsey
                                --------------------------------
                                Name:  George Belsey
                                Title:  CEO



                             PRUDENTIAL CAPITAL PARTNERS, L.P.

                             By: Prudential Capital Group, L.P., General Partner

                             By:  /s/  Stephen J. DeMartini, Jr.
                                --------------------------------
                                Vice President



                             PRUDENTIAL CAPITAL PARTNERS MANAGEMENT FUND, L.P.

                             By: Prudential Investment Management, Inc.,
                                 General Partner

                             By:  /s/  Stephen J. DeMartini, Jr.
                                --------------------------------
                                Vice President